                                                                      EXHIBIT 11
                            FLAGSTAR COMPANIES, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                          YEAR ENDED
                                                                                         DECEMBER 31,
                                                                 1990 (A)    1991 (A)    1992 (A)      1993 (A)        1994
PRIMARY EARNINGS (LOSS) PER SHARE
Adjustment of common and equivalent shares:
  Average number of common shares outstanding
     before adjustments.......................................     22,000      22,212       24,883         42,370      42,369
  Assumed exercise of stock warrants and options..............         --          --           --             --       9,854
     Total average outstanding and equivalent common shares...     22,000      22,212       24,883         42,370      52,223
Adjustment of net income (loss) applicable to common
  shareholders:
  Loss from continuing operations.............................   $(57,588)   $(54,122)   $ (39,225)   $(1,238,564)   $(16,820)
  Interest on senior debt, net................................         --          --           --             --      23,939
  Dividends on preferred stock................................         --          --       (6,064)       (14,175)    (14,175)
  Adjusted loss from continuing operations....................    (57,588)    (54,122)     (45,289)    (1,252,739)     (7,056)
  Income (loss) from discontinued operations..................    (10,225)    (13,453)     (12,550)      (409,671)    392,670
  Adjusted income (loss) before extraordinary item and
     cumulative effect of change in accounting principle......    (67,813)    (67,575)     (57,839)    (1,662,410)    385,614
  Extraordinary items, net of income tax benefits;
     1992  --  $85,053: 1993  --  $196; 1994  --  $174........         --          --     (155,401)       (26,405)    (11,757)
  Cumulative effect of change in accounting principle, net of income tax benefits: 1992  --  $8,785;
     1993  --  $90............................................         --          --      (17,834)       (12,010)         --
  Adjusted net income (loss) applicable to common
     shareholders.............................................   $(67,813)   $(67,575)   $(231,074)   $(1,700,825)   $373,857
Primary earnings (loss) per share applicable to common
  shareholders:
  On continuing operations....................................   $  (2.62)   $  (2.44)   $   (1.82)   $    (29.56)   $  (0.14)
  On discontinued operations, net.............................      (0.46)      (0.60)       (0.50)         (9.67)       7.52
  On income (loss) before extraordinary items and cumulative
     effect of change in accounting principle.................      (3.08)      (3.04)       (2.32)        (39.23)       7.38
  On extraordinary items, net.................................         --          --        (6.25)         (0.62)      (0.22)
  On cumulative effect of change in accounting principle,
     net......................................................         --          --        (0.72)         (0.29)         --
  On net income (loss)........................................   $  (3.08)   $  (3.04)   $   (9.29)   $    (40.14)   $   7.16

(A) The Company's warrants, options, 10% Convertible Debentures, and $2.25 Preferred Stock, have been omitted from the computation because such potentially dilutive securities are anti-dilutive.

                                                                      EXHIBIT 11
                            FLAGSTAR COMPANIES, INC.
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                          YEAR ENDED
                                                                                         DECEMBER 31,
                                                                 1990 (A)    1991 (A)    1992 (A)      1993 (A)        1994
FULLY DILUTED EARNINGS (LOSS) PER SHARE
Adjustment of common and equivalent shares:
  Average number of common shares outstanding
     before adjustments.......................................     22,000      22,212       24,883         42,370      42,369
  Assumed exercise of stock warrants and options..............         --          --           --             --       9,854
  Assumed conversion of convertible debentures................         --          --           --             --       4,136
  Assumed conversion of preferred stock.......................         --          --           --             --       8,562
     Total average outstanding and equivalent common shares...     22,000      22,212       24,883         42,370      64,921
Adjustment of net income (loss) applicable to common
  shareholders:
  Loss from continuing operations.............................   $(57,588)   $(54,122)   $ (39,225)   $(1,238,564)   $(16,820)
  Interest on senior debt, net................................         --          --           --             --      23,939
  Interest on convertible debentures, net.....................         --          --           --             --       9,628
  Adjusted income (loss) from continuing operations...........    (57,588)    (54,122)     (39,225)    (1,238,564)     16,747
  Income (loss) from discontinued operations..................    (10,225)    (13,453)     (12,550)      (409,671)    392,670
  Adjusted income (loss) before extraordinary item and
     cumulative effect of change in accounting principle......    (67,813)    (67,575)     (51,775)    (1,648,235)    409,417
  Extraordinary items, net of income tax benefits;
     1992  --  $85,053: 1993  --  $196; 1994  --  $174........         --          --     (155,401)       (26,405)    (11,757)
  Cumulative effect of change in accounting principle, net of income tax benefits: 1992  --  $8,785;
     1993  --  $90............................................         --          --      (17,834)       (12,010)         --
  Adjusted net income (loss) applicable to common
     shareholders.............................................   $(67,813)   $(67,575)   $(231,074)   $(1,700,825)   $397,660
Fully diluted earnings (loss) per share applicable to common shareholders:
  On continuing operations....................................   $  (2.62)   $  (2.44)   $   (1.82)   $    (29.56)   $   0.26
  On discontinued operations, net.............................      (0.46)      (0.60)       (0.50)         (9.67)       6.05
  On income (loss) before extraordinary items and cumulative
     effect of change in accounting principle.................      (3.08)      (3.04)       (2.32)        (39.23)       6.31
  On extraordinary items, net.................................         --          --        (6.25)         (0.62)      (0.18)
  On cumulative effect of change in accounting principle,
     net......................................................         --          --        (0.72)         (0.29)         --
  On net income (loss)........................................   $  (3.08)   $  (3.04)   $   (9.29)   $    (40.14)   $   6.13

(A) Assumed exercise and conversion of the Company's warrants, options, 10% Convertible Debentures, and $2.25 Preferred Stock is not presented because such exercise and conversion would produce an anti-dilutive result.